UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE  OF  REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 24, 2003

                                    NEWAVE,  INC.
                    ---------------------------------------------
                (EXACT  NAME  OF  REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH           333-34308            87-0520575
          ------------------    ----------          --------------
           (State or other
           jurisdiction of     (Commission           (IRS Employer
             incorporation)     File Number)       Identification No.)

                          404 East 1st Street #1345
                            Long Beach, CA 90802
                -------------------------------------------------
                   (Address of principal executive offices)

                                 (805) 964-9202
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                     Utah Clay Technology, Inc.
                       3985 South 2000 East
                      Salt Lake City, UT 84124
                           (801) 424-0223
          -------------------------------------------------
         (Former name or address if change since last report.)



ITEM  1.  CHANGE  IN  CONTROL  OF  REGISTRANT.

     On December 24, 2003, we entered into an Agreement and Plan of Reorganization with NeWave, Inc., a Nevada Corporation, whereby we issued 94 shares of our Class C Convertible Preferred Stock to the shareholders of NeWave in exchange for 100% of the issued and outstanding common stock of NeWave. Additionally, we issued 1 share of Class C Preferred Stock to Dutchess Private Equities Fund L.P. or its designees as consideration for payment by Dutchess of $250,000 required to satisfy the terms and conditions of the Agreement and Plan of Reorganization. Thus, Dutchess Private Equity Fund, L.P. and Dutchess Advisors, LLC together own 15 shares of the Class C Preferred Stock of the Registrant. The 95 Class C Preferred Stock shares shall be convertible into
9,500,000 share of our common stock after giving effect to our reverse stock split. As a result of the transaction, NeWave became our wholly-owned subsidiary.

     The terms and conditions of the Reorganization are contained in the Agreement and Plan of Reorganization, which is attached hereto as Exhibit 2.1. The foregoing description of the terms and conditions of the Agreement and Plan of Reorganization is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement and Plan of Reorganization.

     The following table sets forth to our knowledge, certain information concerning the beneficial ownership of our common stock as of February 11, 2004 after giving effect to the issuance of securities as part of the closing of the Agreement and Plan of Reorganization with respect to beneficial ownership of the outstanding shares of our common stock by our directors, executive officers and each person known by us to own in excess of 5% of the outstanding shares of common stock, and the directors and executive officers as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.





Name of Share Holder                                               Number of Shares        Percentage
& Address(1)                                                                               Ownership(2)
----------------------------                                     ----------------------     --------

Michael Hill . . . . . . . . . . . . . . . . . . . . . . . . .                2,555,000       25.55%
Chief Executive Officer/ Director

Michael Novielli (3). . . . . . .. . . . . . . . . . . . . . .                1,500,000        15.25%
Director

Theodore Smith . . . . . . . . . . . . . . . . . . . . . . . .                     -0-            *
Director

Douglas Leighton (3). . . .. . . . . . . . . . . . . . . . . .                1,500,000        15.25%
Director

Barrett Evans(4) . . . . . . . . . . . . . . . . . . . . . . .                3,000,000          30%
Director

Dutchess Advisors, LLC. (3). . . . . . . . . . . . . . . . . .                1,400,000          14%
100 Mill Plain Rd.
3rd Floor
Danbury, CT 06811

Dutchess Private Equities Fund, LP. (4). . . . . . . . . . . .                  100,000        1.00%
100 Mill Plain Rd.
3rd Floor
Danbury, CT 06811


eFund Capital Partners, LLC.(5) .  . . . . . . . . . . . . . .                2,000,000          20%
301 East Ocean Blvd, Suite 640
Long Beach, CA 90802

eFund Small-Cap Fund, L.P. (5)     . . . . . . . . . . . . . .                1,000,000          10%
301 East Ocean Blvd, Suite 640
Long Beach, CA 90802

All Executive Officers and . . . . . . . . . . . . . . . . . .                7,055,000       70.50%
Director as a group

*  Less than 1%

(1) The address for all officers and directors is c/o Utah Clay Technology, Inc., 421 Pine Ave., Goleta, CA 93117.

(2)  Based on 10,000,000 shares of our common stock outstanding on February 11, 2004.

(5) Michael Hill is Chief Executive Officer of NeWave, Inc. and beneficially owns 2,555,000 shares of common stock.

(3)  Michael  Novielli and Douglas  Leighton are managing members of Dutchess Advisors,
      LLC. which owns 1,400,000 shares.

(4) Michael Novielli and Douglas Leighton are managing members of Dutchess Capital Management,
    LLC which acts as general partner to Dutchess Private Equities Fund, LLP which owns 125,000 shares.

(4)  Barrett    Evans  is  the  Managing  Member  of  eFund  capital  Partners, LLC and the
     Managing  Partner  of eFund Small-Cap Fund, L.P, which own 2,000,000 shares and  1,000,000 shares respectively.



ITEM  2.  ACQUISITION  OR  DISPOSAL  OF  ASSETS.

     On December 24, 2003, we entered into an Agreement and Plan of Reorganization with NeWave, Inc. a Nevada Corporation whereby we issued 94 shares of our Class C Convertible Preferred Stock to the shareholders of NeWave in exchange for 100% of the issued and outstanding common stock of NeWave. Additionally, we issued 1 share of Class C Preferred Stock to Dutchess Private, Equity Fund, L.P. or its designees as consideration for payment by Dutchess of $250,000 required to satisfy the terms and conditions of the Agreement and Plan of Reorganization. Thus, Dutchess Private Equity Fund, L.P. and Dutchess Advisors, LLC together own 15 shares of the Class C Preferred Stock of the Registrant. The 95 Class C Preferred Stock shares shall be convertible into 9,500,000 shares of our common stock after giving effect to our reverse stock split. As a result of the transaction, NeWave became our wholly-owned subsidiary.

     The terms and conditions of the Reorganization are contained in the Agreement and Plan of Reorganization, which is attached hereto as Exhibit 2.1. The foregoing description of the terms and conditions of the Agreement and Plan of Reorganization is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement and Plan of Reorganization.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.

          NONE.


ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFIYING  ACCOUNTING.

          NONE.


ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Effective February 11, 2004, we changed our corporate name from Utah Clay Technology, Inc. to NeWave, Inc.



ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS.

     In conjunction with the Agreement and Plan of Reorganization the Directors listed below resigned from their positions as Directors.

1.     Dennis  Engh
2.     Daniel  Engh
3.     Darin  Engh
4.     Thomas  Harrison

None of the Directors resigned due to disagreements with us on any matter relating to our operations, policies or practices.

Pursuant to an action of the remaining Director, Darin Engh, prior to his resignation from the Board of Directors the following Directors were elected to fill vacancies on our Board of Directors until the next annual meeting of the shareholders or a special meeting of the shareholders called for electing members of the Board of Directors:

1.     Barrett  Evans
2.     Michael  Hill
3.     Michael  Novielli
4.     Theodore  Smith
5.     Douglas  Leighton


Barrett  Evans
--------------
Mr. Evans is eFund Capital Partner's Managing Partner. Mr. Evans started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Mr. Evans developed significant relationships with institutional investors. Additionally, Mr. Evans was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital.

Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners. At eFund Capital Partners, Mr. Evans has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Raised in Los Angeles, Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara.

Michael  Hill
-------------
Mr. Hill is the Chief Executive Officer of NeWave, Inc. Prior to NeWave, Inc. Mr. Hill built a previous call center that in its first year of business generated over $2.4 million dollars in gross revenue. Prior to this he acted as President/CEO of Intravantage Marketing, another Santa Barbara based marketing firm. Before Intravantage, Mr. Hill was a consultant to a number of other call centers and telemarketing firms. Mr. Hill was also the Vice President of Innovative Specialties, Inc. He grew this young organization from $1.8 million in sales to well over $8.0 million in gross sales in his first year with the company. Before entering the world of sales organizations, Mr. Hill was a contractor licensed by the State of California Contracting Board and was the President of Finishing Touches, Inc. Mr. Hill also currently serves as the Managing Member of International Specialties, LLC.

Michael  Novielli
-----------------
Mr. Novielli is a Managing Partner of Dutchess Capital Management LLC and Dutchess Advisors LLC. A co-founder of Dutchess in 1996, Mr. Novielli oversees transaction structure and regulatory compliance of investments made on behalf of Dutchess Private Equities Fund LP. Additionally, he serves in an advisory capacity to the senior management of companies in the Fund's portfolio, in areas of corporate finance, business development, legal, accounting, regulatory issues and market related strategies.

Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he engaged in securing private placements for publicly traded companies. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, in 1991 Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele.

Prior to entering the public securities arena, Mr. Novielli held several corporate finance staff positions in the private sector, including tenure with former Fortune 50 and NYSE traded, PHH Corp. Mr. Novielli received his B.S. in Business from the University of South Florida in 1987.

Theodore  Smith
---------------
Mr. Smith is currently an executive vice-president of Dutchess Advisors, LLC where he directs the entire negotiating process with senior management of the potential investment. This process includes deal point discussions, execution, and final documentation, all the way through the filing of the registration statement. During this time, Mr. Smith conducts the due diligence on the company and reviews the legal documents that are completed prior to final closing.

Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC filing guidelines, business plan preparation and presentation, and seeking financing through the capital markets. Mr. Smith attended and received his BS in Finance and Marketing from Boston College. Mr. Smith has acted as a board member to two public companies and several private companies. Proficient in SEC filing regulations and the filing process, Mr. Smith also attends to matters pertaining to the SEC guidelines for Dutchess' and other clients. Mr. Smith is partner in Edgarization.com, an Edgar filling service

Douglas  Leighton
-----------------
Mr. Leighton is a co-founder of merchant bank Dutchess Advisors LLC, which has since 1996, arranged in excess of $200 million in private equity financings for publicly traded companies. Mr. Leighton oversees and directs the Fund's trading and portfolio risk management. He conducts due diligence on investments as well as negotiates transactions on behalf of the fund. He also supervises communications with the Fund's investors. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital, which engaged in money management, utilizing proprietary program trading strategies developed by Mr. Leighton. Mr. Leighton has held series 7, 63 and 65 as well as registered investment advisor status, all retired in good standing. Mr. Leighton holds as BS/BA in Economics & Finance from the University of Hartford.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  Financial  statements  of  businesses  acquired:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.


(b)  Pro  forma  financial  information:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(c)  Exhibits:

2.1 Agreement and Plan of Reorganization between the Company and NeWave, Inc., D.B.A. Online Supplier NeWave Shareholders and Dutchess Advisors, Ltd. a New York Corporation dated December 24, 2003.

6.1  Resignation  of  Dennis Engh

6.2  Resignation  of  Darin  Engh

6.3  Resignation  of  Daniel Engh.

6.4  Resignation  of  Thomas Harrison.

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

         None.


ITEM  9.  REGULATION  FD  DISCLOSURE.

         None.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS , OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

     None.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

     None.

ITEM  12.     RESULTS  OF  OPERATIONS  AND  FINANICAL  CONDITION.

     None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 12, 2004           NeWave, Inc.

                              By:  /s/  Michael  Hill
                                    ------------------------
                                    Michael  Hill
                                    Chief  Executive  Officer/Director